SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     August 5, 2003

Owens & Minor, Inc.

(Exact name of Registrant as specified in charter)

Virginia	1-9810	54-1701843

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4800 Cox Road, Glen Allen, Virginia	23060

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code    (804) 747-9794

Not applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On August 5, 2003, Owens & Minor, Inc. (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting the call for redemption of the outstanding $2.6875 Term Convertible Securities, Series A (“TECONS”) issued by Owens & Minor Trust I, a business trust owned by the Company. As of August 4, 2003, an aggregate of 2,087,306 TECONS was outstanding (or $104,365,300 aggregate liquidation amount). All of the outstanding TECONS will be redeemed on September 4, 2003 at a redemption price of 102.0156% of the liquidation amount (or $51.01 per $50 TECONS) thereof, plus accumulated and unpaid distributions to September 4, 2003. The TECONS called for redemption are convertible into Owens & Minor’s common shares at any time prior to the close of business on September 3, 2003 at the conversion rate of 2.4242 common shares for each TECONS (equal to a conversion price of $20.625 per common share). The Company expects to fund the redemption of any TECONS not converted into common shares from its available cash and existing financing facilities.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the Company on August 5, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2003

OWENS & MINOR, INC.

By:	/s/ Grace R. den Hartog
Grace R. den Hartog Senior Vice President General Counsel